Exhibit 99.1

March 13, 2026

Liberty Live Holdings, Inc. Enters into Exchange Agreements with Certain Holders of its 2.375% Exchangeable Senior Debentures due 2053

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Live Holdings, Inc. (“Liberty Live”) (Nasdaq: LLYVA, LLYVK) announced that it has entered into separate, privately negotiated exchange agreements with certain holders (“Holders”) of Liberty Live’s 2.375% Exchangeable Senior Debentures due 2053 (“Old Debentures”). Pursuant to these exchange agreements, the Holders have agreed, subject to customary closing conditions, to exchange an aggregate of approximately $1,014 million outstanding principal amount of Old Debentures for approximately $1,014 million principal amount of new 2.375% Exchangeable Senior Debentures due 2053 of Liberty Live (“New Debentures”).

The aggregate principal amount of New Debentures to be issued to each Holder will be equal to the aggregate principal amount of the Old Debentures exchanged by such Holder.

These exchange transactions (the “Exchanges”) are expected to close on or about March 20, 2026, subject to the satisfaction of customary closing conditions.

The New Debentures have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Old Debentures, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, including the New Debentures, nor does it constitute a solicitation for an offer to purchase any security, including the Old Debentures.

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to statements regarding Liberty Live’s plans and timing of the Exchanges; the principal amount of New Debentures Liberty Live expects to issue upon consummation of the Exchanges; whether the conditions for the closing of the Exchanges will be satisfied; and Liberty Live’s plans, objectives and expectations. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this communication, and Liberty Live expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Live’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Live, including the risk factors disclosed in Liberty Live’s most recent Forms 10-K and 10-Q, as applicable, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Live subsequently files with the Securities and Exchange Commission, for additional information about Liberty Live and about the risks and uncertainties related to Liberty Live’s business which may affect the statements made in this communication.

About Liberty Live Holdings, Inc.

Liberty Live Holdings, Inc. (Nasdaq: LLYVA, LLYVK) consists of its ownership in Live Nation, its wholly owned subsidiary Quint and other minority investments.

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Liberty Live Holdings, Inc.

Hooper Stevens, +1 720-875-5406

Source: Liberty Live Holdings, Inc.